Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2017

SECOND QUARTER RESULTS

CHICAGO, August 30, 2017. Claire’s Stores, Inc. (the “Company”), one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids, today reported its financial results for the fiscal 2017 second quarter, which ended July 29, 2017.

Second Quarter Results

The Company reported net sales of $316.6 million for the fiscal 2017 second quarter, a decrease of $0.5 million, or 0.2% compared to the fiscal 2016 second quarter. Sales would have increased 0.5% excluding the unfavorable impact from foreign currency exchange rate changes. Excluding the foreign currency exchange rate effect, the increase was primarily due to an increase in same store sales, an increase in new concession store sales and new store sales, partially offset by the effect of store closures.

Consolidated same store sales increased 2.8%, with North America same store sales increasing 2.6% and Europe same store sales increasing 3.2%. The Company computes same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates. For the fiscal 2017 third quarter-to-date period, consolidated same store sales have increased in the low single digit range, with North America performing similarly to Europe.

Gross profit percentage increased 280 basis points to 49.0% during the fiscal 2017 second quarter versus 46.2% for the prior year quarter. This increase in gross profit percentage consisted of a 170 basis point increase in merchandise margin and a 110 basis point decrease in occupancy costs. The increase in merchandise margin percentage resulted primarily from higher initial markup and lower markdowns. The decrease in occupancy costs, as a percentage of net sales, resulted primarily from the leveraging effect of an increase in same store sales.

Selling, general and administrative expenses increased $0.4 million, or 0.4%, compared to the fiscal 2016 second quarter. As a percentage of net sales, selling, general and administrative expenses increased 20 basis points. Selling, general, and administrative expenses would have increased $1.4 million excluding a favorable $1.0 million foreign currency translation effect. Excluding the foreign currency translation effect, the increase was primarily due to increased concession store commission expense and compensation-related expense, including store incentive compensation.

Adjusted EBITDA in the fiscal 2017 second quarter was $47.4 million, an increase of $10.1 million, or 27.1% compared to the fiscal 2016 second quarter. Adjusted EBITDA would have been $47.3 million excluding the foreign currency translation effect in the second quarter of 2017. The Company defines Adjusted EBITDA as earnings before income taxes, net interest expense, depreciation and amortization, loss (gain) on early debt extinguishments, and asset impairments. Adjusted EBITDA excludes management fees, severance, the impact of transaction-related costs and certain other items. A reconciliation of net loss to Adjusted EBITDA is attached.

As of July 29, 2017, cash and cash equivalents were $31.2 million. The Company had $46.0 million drawn on its ABL Credit Facility and an additional $25.0 million of borrowing availability under its ABL Credit Facility as of July 29, 2017. The fiscal 2017 second quarter cash balance increase of $5.4 million from the first quarter consisted of positive impacts of $47.4 million of Adjusted EBITDA, offset by $13.0 million from net repayments under our ABL Credit Facility, $12.2 million of cash interest payments, $8.2 million from seasonal working capital uses, $4.7 million of capital expenditures and $3.9 million for tax payments and other items.

Store Count as of:	July 29, 2017	January 28, 2017	July 30, 2016
North America	1,614	1,641	1,699
Europe	1,046	1,069	1,102

Subtotal Company-operated	2,660	2,710	2,801

Franchise	650	603	596

Total global stores	3,310	3,313	3,397

Concession stores	860	933	806

Conference Call Information

The Company will host its second quarter conference call on Thursday, August 31, at 10:00 a.m. (Eastern Time). To connect, please dial 888-455-9658 (domestic) or 210-839-8631 (international). The password is “Claires”. An audio replay will be available through September 30, 2017, by dialing 866-357-1410 (domestic) or 203-369-0113 (international). The password is 93620. The conference call will also be webcast and archived until September 30, 2017 on the Company’s corporate website at www.clairestores.com, where it can be accessed by clicking the “Financial” tab and choosing the “Events” link.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its stores under two brand names: Claire’s® and Icing®. As of July 29, 2017, Claire’s Stores, Inc. operated 2,660 stores in 17 countries throughout North America and Europe, excluding 860 concession locations. The Company franchised 650 stores in 27 countries primarily located in the Middle East, Central and Southeast Asia and Central and South America, and Southern Africa. More information regarding Claire’s Stores is available on the Company’s corporate website at www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: our level of indebtedness; general economic conditions; changes in consumer preferences and consumer spending; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; competition; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through other channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our company-operated store base, expand our international store base through franchise or similar licensing arrangements or expand our store base through store concessions; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including laws and regulations governing the sale of our products, particularly regulations relating to heavy metals and chemical content in our products; changes in anti-bribery laws; changes in employment laws, including laws relating to overtime pay, tax laws and import laws; product recalls; increases in the costs of healthcare for our employees; increases in the cost of labor; labor disputes; loss of key members of management; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017 filed with the SEC on April 14, 2017. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: www.clairestores.com.

Contact Information

Scott Huckins, Executive Vice President and Chief Financial Officer

Phone: (847) 765-1100, or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

SECOND FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	July 29, 2017	July 30, 2016
Net sales	$316,637	$317,172
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	161,583	170,683

Gross profit	155,054	146,489

Other expenses:
Selling, general and administrative	112,774	112,372
Depreciation and amortization	10,890	13,796
Severance and transaction-related costs	389	125
Other income, net	(2,171)	(4,538)

	121,882	121,755

Operating income	33,172	24,734
Interest expense, net	43,394	55,623

Loss before income tax expense	(10,222)	(30,889)
Income tax expense	10,266	1,188

Net loss	$(20,488)	$(32,077)

	Six Months	Six Months
	Ended	Ended
	July 29, 2017	July 30, 2016
Net sales	$616,258	$616,819
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	313,371	329,036

Gross profit	302,887	287,783

Other expenses:
Selling, general and administrative	223,286	220,094
Depreciation and amortization	22,093	27,856
Severance and transaction-related costs	532	1,698
Other income, net	(4,872)	(1,593)

	241,039	248,055

Operating income	61,848	39,728
Interest expense, net	86,974	110,702

Loss before income tax expense (benefit)	(25,126)	(70,974)
Income tax expense (benefit)	2,120	(139)

Net loss	$(27,246)	$(70,835)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	July 29, 2017	January 28, 2017
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$31,189	$55,792
Inventories	157,617	130,239
Prepaid expenses	18,772	14,642
Other current assets	25,136	25,270

Total current assets	232,714	225,943

Property and equipment:
Furniture, fixtures and equipment	224,812	218,804
Leasehold improvements	304,130	297,636

	528,942	516,440
Accumulated depreciation and amortization	(402,795)	(381,975)

	126,147	134,465

Leased property under capital lease:
Land and building	18,055	18,055
Accumulated depreciation and amortization	(6,765)	(6,313)

	11,290	11,742

Goodwill	1,132,575	1,132,575
Intangible assets, net of accumulated amortization of $83,969 and $80,502, respectively	456,657	454,956
Other assets	43,337	40,525

	1,632,569	1,628,056

Total assets	$2,002,720	$2,000,206

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Current portion of long-term debt, net	$—	$18,405
Trade accounts payable	71,017	69,731
Income taxes payable	5,117	6,083
Accrued interest payable	53,111	53,266
Accrued expenses and other current liabilities	83,904	87,146

Total current liabilities	213,149	234,631

Long-term debt, net	2,116,949	2,118,653
Revolving credit facility, net	44,361	3,925
Obligation under capital lease	16,187	16,388
Deferred tax liability	99,488	99,255
Deferred rent expense	33,867	34,300
Unfavorable lease obligations and other long-term liabilities	9,090	10,376

	2,319,942	2,282,897

Commitments and contingencies
Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	630,652	630,496
Accumulated other comprehensive loss, net of tax	(37,840)	(51,881)
Accumulated deficit	(1,123,183)	(1,095,937)

	(530,371)	(517,322)

Total liabilities and stockholder’s deficit	$2,002,720	$2,000,206

Net Loss Reconciliation to Adjusted EBITDA

Adjusted EBITDA represents net income (loss), adjusted to exclude income taxes, interest expense and income, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, management fees, severance and transaction related costs, and certain non-cash and other items. We use Adjusted EBITDA as an important tool to assess our operating performance. We consider Adjusted EBITDA to be a useful measure in highlighting trends in our business. We reinforce the importance of Adjusted EBITDA with our bonus eligible associates by using this metric in our annual performance bonus program. We believe that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, Adjusted EBITDA is defined in the covenants contained in our debt agreements and it is the metric we use to communicate our financial performance to our debt investors.

Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to represent cash flow from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of using Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on our indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended July 29, 2017	Three Months Ended July 30, 2016	Six Months Ended July 29, 2017	Six Months Ended July 30, 2016
Net loss	$(20,488)	$(32,077)	$(27,246)	$(70,835)
Income tax expense	10,266	1,188	2,120	(139)
Interest expense	43,400	55,632	86,988	110,716
Interest income	(6)	(9)	(14)	(14)
Depreciation and amortization	10,890	13,796	22,093	27,856
Amortization of intangible assets	794	713	1,862	1,371
Stock compensation, book to cash rent (a)	(178)	(922)	(572)	(1,362)
Management fee, consulting (b)	552	795	1,347	1,740
Other (c)	2,164	(1,779)	2,618	4,986

Adjusted EBITDA	$47,394	$37,337	$89,196	$74,319

a)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations.
b)	Includes: the management fee paid to Apollo Management and Cowen Group, Inc. and non-recurring consulting expenses.
c)	Includes: non-cash losses on property and equipment primarily associated with remodels, relocations and closures and non-cash asset write-offs; other payments associated with store closures; costs, including third party charges, compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; store pre-opening costs; and severance and transaction related costs.